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                                  EXHIBIT 12.1

                           SABRE HOLDINGS CORPORATION
                        COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES

                                 (IN THOUSANDS)

                                                                                                      THREE MONTHS ENDED
                                                                                                        MARCH 31, 2001
                                                                                                    -----------------------
EARNINGS:
   Earnings before taxes                                                                                     $    30,268
   Minority interests in consolidated subsidiaries                                                                (7,787)
   Income from equity investees                                                                                   (4,109)
                                                                                                    -----------------------
   Earnings before taxes, minority interests and earnings from equity investees                                   18,372
   Add:  Total fixed charges (per below)                                                                          23,078
         Distributed income of equity investees                                                                     --
                                                                                                    -----------------------
      Total earnings                                                                                         $    41,450
                                                                                                    =======================
FIXED CHARGES:
   Interest expensed                                                                                         $    16,193
   Estimate of interest within rental expense (1)                                                                  6,885
                                                                                                    -----------------------
      Total fixed charges                                                                                    $    23,078
                                                                                                    =======================
Ratio of earnings to fixed charges.                                                                                  1.8
                                                                                                    =======================

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(1)   Fixed charges include the estimated interest component of rent expense
      (one-third of rent expense under operating leases).

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